UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 17, 2006

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Employment Severance Agreements

On April 17, 2006, Cost Plus, Inc. (the “Company”) entered into Employment Severance Agreements with the following executive officers: Frank J. Castiglione, Senior Vice President, Marketing, Rayford K. Whitley, Senior Vice President, Supply Chain, and Thomas D. Willardson, Executive Vice President and Chief Financial Officer. These agreements provide for payments to them in certain circumstances upon involuntary termination of their employment, including termination following a change of control (as those terms are defined in the agreements). Each of these agreements provides for payment of (i) 12 months of the employee’s base compensation on a salary continuation basis in the event the employee is involuntarily terminated prior to June 15, 2007; (ii) 18 months of the employee’s base compensation on a salary continuation basis if the employee is involuntarily terminated after a change of control prior to June 15, 2007; and (iii) a pro rata portion of such executive officer’s fiscal year target bonus, if any would have been earned, under the Company’s then effective management incentive plan.

In addition, on April 17, 2006, the Company entered into Amended and Restated Employment Severance Agreements with Michael J. Allen, Executive Vice President, Store Operations, and Joan S. Fujii, Executive Vice President, Human Resources, to extend the terms of their agreements through June 15, 2007 and to clarify the bonus payment provisions.

The employment severance agreements define an “involuntary termination” as either the Company’s termination of the executive’s employment, other than for cause, or a material reduction in the executive’s salary, employee benefits or responsibilities or duties. A “change of control” is defined as: (i) the acquisition by any person of securities representing 50% or more of the voting power of the Company’s outstanding securities; (ii) a change in the composition of the Board of Directors within a two-year period resulting in a minority of incumbent directors; (iii) a merger or consolidation in which the Company’s shareholders immediately prior to the transaction hold less than 50% of the voting power of the surviving entity immediately after the transaction; (iv) the sale or disposition of all or substantially all of the Company’s assets; or (v) the Company’s complete liquidation or dissolution.

Performance Share Grants

On April 17, 2006, the Compensation Committee of the Company’s Board of Directors adopted forms of a Notice of Grant of Performance Shares and Performance Share Agreement, copies of which are filed as Exhibit 10.1 with this Current Report on Form 8-K, to be used for grants of performance share awards under the Company’s 2004 Stock Plan.

The Compensation Committee also granted performance share awards to the Company’s executive officers and certain other officers and established performance targets which must be met by the Company for the awards to be earned. These targets consist of specified levels of both comparable store sales growth and income from operations that must be achieved by the Company during the performance period. The performance period under these awards is the current 2006 fiscal year ending February 3, 2007. The Company must reach specified levels of performance during the performance period in each of the two measures before any shares will be earned. Further, up to 200% of the target awards will be earned if the Company achieves specified levels of exceptional performance. Subject to certain exceptions, awards will not become vested or be paid unless the recipient completes three years of employment with the Company following the date of the award.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Notice of Grant of Performance Shares and Performance Share Agreement under the 2004 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

By:	/s/ Thomas D. Willardson
Thomas D. Willardson,
Executive Vice President and Chief Financial Officer

Dated: April 21, 2006